                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                     FEBRUARY 12, 1997 (JANUARY 31, 1997)
                     ------------------------------------
               Dated of Report (Date of earliest event reported)



                           PLATINUM TECHNOLOGY, INC.
                           -------------------------
            (Exact name of registrant as specified in its charter)


DELAWARE                                 0-19058                 36-3509662
--------                                 -------                 ----------
(State or other jurisdiction           (Commission              (IRS Employer
of incorporation)                      File Number)          Identification No.)


           1815 SOUTH MEYERS ROAD, OAKBROOK TERRACE, ILLINOIS 60181
           ---------------------------------------------------------
           (Address of principal executive offices       (Zip Code)


Registrant's telephone number, including area code:
                             (630) 620-5000
                             --------------

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On January 31, 1997, the Company issued a total of 313,784 shares of its common stock, par value $.001, in consideration for the acquisition of all of the outstanding securities of Australian Technology Resources Pty Limited, a Western Australia corporation, and related non-U.S. entities engaged in the computer software consulting business ("ATR"). The shares of the Company's stock were issued pursuant to an agreement among the Company and the holders of the ATR securities and Regulation S. The holders of ATR securities represented that they were not U.S. persons, the sale and issuance occurred in Australia in an offshore transaction, offering restrictions were implemented pursuant to the agreement, and the transaction was otherwise in compliance with Regulation S. There were no underwriters or other distributors.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                PLATINUM TECHNOLOGY, INC.

Date: February 12, 1997         By: /s/ Michael C. Wyatt
      -----------------             ------------------------
                                    Name: Michael C. Wyatt
                                    Title: Senior Vice President
                                           and General Counsel


                                      -2-